As filed with the Securities and Exchange Commission on September 28, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kraft Foods Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	52-2284372
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Three Lakes Drive Northfield, Illinois	60093-2753
(Address of Principal Executive Offices)	(Zip Code)

MONDELEZ CANADA INC. RETIREMENT PLAN FOR CANADIAN SALARIED EMPLOYEES

MONDELEZ CANADA INC. RETIREMENT PLAN FOR FORMER SALARIED EMPLOYEES OF NABISCO LTD.

MONDELEZ CANADA INC. TRUSTEED RETIREMENT PLAN A

MONDELEZ CANADA INC. TRUSTEED RETIREMENT PLAN B

MONDELEZ CANADA INC. EMPLOYEE SAVINGS PLAN

GROUP RETIREMENT SAVINGS PLAN OF MONDELEZ CANADA INC.

MONDELEZ CANADA INC. NON-REGISTERED SAVINGS PLAN

(Full Titles of the Plans)

Carol J. Ward, Esq.

Vice President and Corporate Secretary

Kraft Foods Inc.

Three Lakes Drive

Northfield, Illinois 60093

(Name and Address of Agent for Service)

(847) 646-2000

(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Title of Plan	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common stock, no par value	Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees	27,115,000	$41.60	$1,127,984,000	$129,266.97
Class A Common stock, no par value	Mondelez Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd.	3,701,000	$41.60	$153,961,600	$17,644.00
Class A Common stock, no par value	Mondelez Canada Inc. Trusteed Retirement Plan A	25,000	$41.60	$1,040,000	$119.18
Class A Common stock, no par value	Mondelez Canada Inc. Trusteed Retirement Plan B	25,000	$41.60	$1,040,000	$119.18
Class A Common stock, no par value	Mondelez Canada Inc. Employee Savings Plan	133,000,000	$41.60	$5,532,800,000	$634,058.88
Class A Common stock, no par value	Group Retirement Savings Plan of Mondelez Canada Inc.	2,217,000	$41.60	$92,227,200	$10,569.24
Class A Common stock, no par value	Mondelez Canada Inc. Non-Registered Savings Plan	76,000	$41.60	$3,161,600	$362.32
Total		166,159,000		$6,912,214,400	$792,139.77

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares of common stock as may become issuable by reason of stock dividends, stock splits or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices of the Class A Common Stock of Kraft Foods Inc. reported on the NASDAQ Stock Market on September 24, 2012.

In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which Kraft Foods Inc. has filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2011 (including the portions of our proxy statement for our 2012 annual meeting of shareholders incorporated by reference therein);

(b)	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012;

(c)	our Current Reports on Form 8-K filed on January 9, 2012, January 10, 2012, March 14, 2012, March 15, 2012, March 20, 2012, May 18, 2012, May 22, 2012, May 24, 2012, May 31, 2012, June 8, 2012, July 18, 2012, August 2, 2012, August 14, 2012, August 17, 2012, August 31, 2012, September 14, 2012 and September 24, 2012 (provided that any portions of these current reports that are deemed furnished and not filed pursuant to Form 8-K instructions will not be incorporated by reference in this Registration Statement); and

(d)	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on June 25, 2012, including any amendment or report filed for the purpose of updating this description.

In addition, all documents that we may file in the future pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement. We will deem all of these documents to be a part of this Registration Statement from the respective dates of filing these documents.

We further regard any statement contained in a document that is incorporated by reference in this Registration Statement to be modified or superseded if this Registration Statement, or some other subsequently filed document that is also incorporated by reference in this Registration Statement, modifies or supersedes the statement. If this occurs, we regard the statement to be incorporated in this Registration Statement by reference only in the statement’s modified or superseded form.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Kraft Foods Inc. is a Virginia corporation. The Virginia Stock Corporation Act (the “VSCA”) permits indemnification of a corporation’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Sections 13.1-697 and 13.1-702 of the VSCA generally authorize a Virginia corporation to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Additionally, Section 13.1-704 of the VSCA provides that a Virginia corporation has the power to make any further indemnity to any director or officer, including under its articles of incorporation or any by-law or shareholder resolution, except an indemnity against their willful misconduct or a knowing violation of the criminal law. Kraft Foods’ amended and restated articles of incorporation require Kraft Foods to indemnify its directors, officers and other eligible persons to the full extent permitted by the VSCA.

Kraft Foods’ amended and restated articles of incorporation also provide that, to the full extent that the VSCA permits the limitation or elimination of the liability of directors, officers and other eligible persons, no director, officer or such eligible person of Kraft Foods shall be liable to Kraft Foods or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such persons having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated by reference herein.

Kraft Foods has entered into indemnification agreements with each of its directors pursuant to which Kraft Foods agrees to indemnify, including advancing expenses to, each of them against any liabilities that he or she may incur as a result of his or her service as a Kraft Foods director (and in the case of Irene B. Rosenfeld, Kraft Foods’ Chairman and Chief Executive Officer, also as an officer) to the fullest extent permitted by Virginia law and Kraft Foods’ articles of incorporation. Kraft Foods carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Incorporation of Kraft Foods Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 24, 2011).

4.2	Amended and Restated By-Laws of Kraft Foods Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2012).

4.3	Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees.

4.4	Mondelez Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd.

4.5	Mondelez Canada Inc. Trusteed Retirement Plan A.

4.6	Mondelez Canada Inc. Trusteed Retirement Plan B.

4.7	Mondelez Canada Inc. Employee Savings Plan, Group Retirement Savings Plan of Mondelez Canada Inc., and Mondelez Canada Inc. Non-Registered Savings Plan.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on September 28, 2012.

KRAFT FOODS INC.

By:	/s/ Carol J. Ward
Carol J. Ward Vice President and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irene B. Rosenfeld* Irene B. Rosenfeld	Director, Chairman and Chief Executive Officer	September 28, 2012

/s/ David A. Brearton* David A. Brearton	Executive Vice President and Chief Financial Officer	September 28, 2012

/s/ Kim Harris Jones* Kim Harris Jones	Senior Vice President, Corporate Controller	September 28, 2012

/s/ Myra M. Hart* Myra M. Hart	Director	September 28, 2012

/s/ Peter B. Henry* Peter B. Henry	Director	September 28, 2012

/s/ Lois D. Juliber* Lois D. Juliber	Director	September 28, 2012

/s/ Mark D. Ketchum* Mark D. Ketchum	Director	September 28, 2012

/s/ Terry J. Lundgren* Terry J. Lundgren	Director	September 28, 2012

/s/ Mackey J. McDonald* Mackey J. McDonald	Director	September 28, 2012

/s/ Jorge S. Mesquita* Jorge S. Mesquita	Director	September 28, 2012

/s/ John C. Pope* John C. Pope	Director	September 28, 2012

/s/ Fredric G. Reynolds* Fredric G. Reynolds	Director	September 28, 2012

/s/ Jean-François M. L. van Boxmeer* Jean-François M. L. van Boxmeer	Director	September 28, 2012

*By: Carol J. Ward

As Attorney-in-Fact

EXHIBIT INDEX

4.1	Amended and Restated Articles of Incorporation of Kraft Foods Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 24, 2011).

4.2	Amended and Restated By-Laws of Kraft Foods Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2012).

4.3	Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees.

4.4	Mondelez Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd.

4.5	Mondelez Canada Inc. Trusteed Retirement Plan A.

4.6	Mondelez Canada Inc. Trusteed Retirement Plan B.

4.7	Mondelez Canada Inc. Employee Savings Plan, Group Retirement Savings Plan of Mondelez Canada Inc., and Mondelez Canada Inc. Non-Registered Savings Plan.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney.